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                                                                    EXHIBIT 23-A
                                                                    ------------



                 CONSENT OF ERNST & YOUNG, INDEPENDENT AUDITORS


     We consent to the incorporation by reference in the Registration Statement on Form S-8 to be filed on or about February 28, 1994, pertaining to the Martin Marietta Corporation Performance Sharing Plan for Puerto Rico Employees of our report dated January 21, 1994, with respect to the financial statements of Martin Marietta Corporation and consolidated subsidiaries incorporated by reference in its Annual Report on Form 10-K for the year ended December 31, 1993 and the related financial statement schedules included therein; filed with the Securities and Exchange Commission.



                                               ERNST & YOUNG

Washington, D.C.
February 23, 1994